Exhibit 99.1

IDEXX Laboratories Announces Second Quarter Results

  Achieves second quarter revenue growth of 4% reported and 6.5% organic, driven by CAG Diagnostics recurring revenue growth of 4% reported and 7% organic, building on high prior year growth
  Solid demand for diagnostic services and strong IDEXX execution support record second quarter premium instrument placements, driving 15% growth in global premium installed base
  Delivers EPS of $1.56, representing declines of 33% as reported and 30% on a comparable basis, including $0.72 per share impact from discrete R&D investments
  Adjusts 2022 revenue guidance to 3% - 5.5% growth as reported and 5.5% - 8% organic. At midpoint, updated outlook reflects expectations for solid second half growth for CAG Diagnostics recurring revenues, similar to recent trends, adjusted for incremental benefits from higher pricing. The low end of the updated outlook incorporates a 2.5% second half organic growth risk estimate related to potential additional impacts from macroeconomic conditions
  Updated EPS outlook of $7.77 - $8.05 reflects updated revenue outlook, a 50 basis point adjustment to the full year comparable operating margin outlook and $0.08 combined per share impact from updated foreign exchange and interest rate projections

WESTBROOK, Maine, Aug. 2, 2022 /PRNewswire/ -- IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in pet healthcare innovation, today announced second quarter results, as well as an update on U.S. companion animal diagnostics trends.

Second Quarter Results

The Company reports revenues of $861 million for the second quarter of 2022, a 4% increase as reported and 6.5% organically, driven by Companion Animal Group ("CAG") Diagnostics recurring revenue growth of 4% reported and 7% organic compared to strong prior year performance. Continued solid companion animal sector demand and benefits from IDEXX execution drove premium instrument placements 18% higher than the prior year period, supporting CAG Diagnostics capital instrument revenue growth of 3% as reported and 8% organic. Continued strong momentum in cloud-based software placements supported veterinary software, services and diagnostic imaging systems revenue growth of 27% as reported and 14% organically. Overall revenue gains in the quarter were also supported by Water revenue growth of 5% reported and 9% organic.

Second quarter earnings per diluted share ("EPS") were $1.56, decreasing 33% as reported and 30% on a comparable basis compared to strong prior year profit levels, reflecting impacts from $80 million of discrete R&D investment in the quarter and operating expense growth related to investments in commercial capabilities. EPS results included $0.06 per share negative impact from currency changes and $0.03 per share in tax benefits from share-based compensation.

"Building on strong prior year gains, IDEXX drove continued solid organic growth in the second quarter," said Jay Mazelsky, President and Chief Executive Officer. "I am especially pleased with the strong execution of our global teams resulting in record premium instrument placements and cloud- based practice management software adoption. IDEXX innovations have never been more important in helping veterinary clinics manage through capacity challenges and to achieve outstanding care for their patients."

Companion Animal Diagnostics Trends Update

Continued growth in demand for companion animal healthcare supported solid gains in CAG diagnostic products and services, compared to strong prior year demand levels. Average diagnostics revenues grew 6% at U.S. veterinary practices on a same-store basis in the second quarter, ahead of 3% growth in overall clinic revenues, reflecting continued expansion of demand for pet healthcare services. U.S. same-store clinical visits at veterinary practices declined 3% in the second quarter compared to prior year period clinical visit growth of 13%, which included benefits from increases in new pet ownership during the COVID-19 pandemic. Growth for pet healthcare including diagnostics has increased significantly from pre-pandemic levels reflecting compound annual growth of 2% in clinical visits and 10% in same-store diagnostics revenues for the U.S. compared to the second quarter of 2019.

Additional U.S. companion animal practice key metrics are available in the Q2 2022 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors.

Second Quarter Performance Highlights

Companion Animal Group

The Companion Animal Group generated revenue growth of 5% reported and 7% organically for the quarter, supported by CAG Diagnostics recurring revenue growth of 4% on a reported basis and 7% organically. Solid growth was achieved across IDEXX's major modalities, building off high gains in the prior year period. Overall CAG revenue growth included CAG Diagnostics capital instrument revenue growth of 3% reported and 8% organic, reflecting record second quarter premium instrument placements.

  IDEXX VetLab® consumables generated 4% reported and 8% organic revenue growth, with gains across U.S. and international regions supported by expansion of our global premium instrument installed base, benefits from net price gains and high customer retention levels.
  Reference laboratory diagnostic and consulting services generated 4% reported and 6% organic revenue growth driven by strong gains in the U.S., offset by flat organic revenue growth in international regions compared to strong prior year levels. Revenue growth reflects benefits from strong customer retention, new business gains and net price improvement.
  Rapid assay products revenues grew 4% as reported and 6% organically, supported by continued solid volume growth in the U.S. and net price gains.

Veterinary software, services and diagnostic imaging systems revenues grew 27% as reported and 14% organically, supported by double-digit organic gains in recurring software and digital imaging revenues. Reported growth includes benefits from ezyVet®, acquired during the second quarter of 2021, which continues to show strong momentum in customer gains.

Water

Water revenues grew 5% on a reported basis and 9% on an organic basis for the quarter, reflecting solid volume growth across U.S. and international regions and benefits from net price gains.

Livestock, Poultry and Dairy ("LPD")

LPD revenues declined 11% as reported and 5% on an organic basis for the quarter, reflecting comparisons to high prior year revenue levels of African Swine Fever and core Swine testing in China. This impact was partially offset by moderate overall organic revenue gains in other areas of the LPD business. Comparisons to high revenue levels for African Swine Fever testing are expected to improve in the second half of 2022.

Gross Profit and Operating Profit

Gross profits increased 5% as reported and 7% on a comparable basis. Gross margin of 59.7% increased 50 basis points as reported and was flat on a comparable basis. Benefits from net price gains, lab productivity initiatives and improvement in software service gross margins offset select inflationary effects and impacts from lower LPD revenues.

Operating margin was 20.8% in the quarter, 1,060 basis points lower than the prior year as reported and 1,050 basis points lower on a comparable basis, driven by year-over-year operating expense growth of 46% as reported and 48% on a comparable basis. Operating expense includes a 35% growth impact and a 900 basis point operating margin impact related to $80 million in discrete R&D investments and reflects increased investments supporting global commercial capabilities, higher travel costs and inflationary impacts.

2022 Growth and Financial Performance Outlook

The Company is updating its full year revenue growth outlook to 3% - 5.5% as reported and 5.5% - 8% organically, a reduction in the projected full year revenue growth range of 250 basis points and 200 basis points, respectively. This outlook range includes projected full year CAG Diagnostics recurring revenue growth of 4% - 6% as reported and 6.5% - 9% organic, supported by continued benefits from strong IDEXX execution including additional second half price gains. The updated outlook also incorporates expectations for continued near-term pressure on veterinary clinical visits from factors including constraints on vet clinic capacity, lapping of new patient step-up benefits, as well as additional potential growth impacts related to macroeconomic risk.

The Company now projects full year operating margins of 26.4% - 26.9%, reflecting ~50 basis points of net operating margin impact related to updated revenue growth estimates.

The Company's EPS outlook of $7.77 - $8.05 reflects an adjustment of $0.32 at midpoint, including $0.05 of negative impact from higher projected interest rates and $0.03 of negative impact related to the strengthening U.S. dollar.

The following table provides the Company's updated outlook for annual key financial metrics in 2022:

Amounts in millions except per share data and percentages

Growth and Financial Performance Outlook	2022

Revenue	$3,305	-	$3,385
Reported growth	3%	-	5.5%
Organic growth	5.5%	-	8%
CAG Diagnostics Recurring Revenue Growth
Reported growth	4%	-	6%
Organic growth	6.5%	-	9%
Operating Margin	26.4%	-	26.9%
Operating margin expansion	(260 bps)	-	(210 bps)
Impact of foreign exchange	~ 20 bps
Comparable margin expansion	(280 bps)	-	(230 bps)
Impact of discrete in-license of technology	(230 bps)
EPS	$7.77	-	$8.05
Reported growth	(10%)	-	(6%)
Comparable growth	(4%)	-	(1%)
Other Key Metrics
Net interest expense	$38	-	$39
Share-based compensation tax benefit	~ $10
Share-based compensation tax rate benefit	~ 1%
Effective tax rate	21.5%	-	22%
Share-based compensation EPS impact	~ $0.12
Reduction in average shares outstanding	~ 2.0%
Operating Cash Flow	90% - 95% of net income
Free Cash Flow	65% - 70% of net income
Capital Expenditures	~ $180

The following table outlines estimates of foreign currency exchange rate impacts, net of foreign currency hedging transactions, and foreign currency exchange rate assumptions reflected in the above financial performance outlook for 2022.

Estimated Foreign Currency Exchange Rates and Impacts	2022

Revenue growth rate impact	(3.0%)	-	(3.5%)
CAG Diagnostics recurring revenue growth rate impact	~ (3.5)%
Operating margin growth impact	~ 20 bps
EPS impact	(~ $0.21)
EPS growth impact	(~ 2.0%)

Foreign Currency Exchange Rate Assumptions
In U.S. dollars
euro	$1.00
British pound	$1.18
Canadian dollar	$0.76
Australian dollar	$0.67
Relative to the U.S. dollar
Japanese yen	¥139
Chinese renminbi	¥6.79
Brazilian real	R$5.40

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will be hosting a conference call today at 8:30 a.m. (EDT) to discuss its second quarter 2022 results and management's outlook. To participate in the conference call, dial 1-866-374-5140 or 1-404-400-0571 and reference pin 28182746. Individuals can access a live webcast of the conference call through a link on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (EDT) on that day via the same link and will remain available for one year.

2022 Investor Day

IDEXX Laboratories, Inc. will host its 2022 Investor Day on Thursday, August 11, 2022 from 8:00 am to approximately 12:00 pm (EDT). A live audio webcast and accompanying slide presentations will be available at www.idexx.com/investors. An archived webcast replay of the event will be available approximately one hour following the event at www.idexx.com/investors. For additional information contact investorrelations@idexx.com.

About IDEXX Laboratories, Inc.

IDEXX is a global leader in pet healthcare innovation. Our diagnostic and software products and services create clarity in the complex, constantly evolving world of veterinary medicine. We support longer, fuller lives for pets by delivering insights and solutions that help the veterinary community around the world make confident decisions—to advance medical care, improve efficiency, and build thriving practices. Our innovations also help ensure the safety of milk and water across the world and maintain the health and well-being of people and livestock. IDEXX Laboratories, Inc. is a member of the S&P 500® Index. Headquartered in Maine, IDEXX employs more than 10,000 people and offers solutions and products to customers in more than 175 countries. For more information about IDEXX, visit www.idexx.com.

Note Regarding Forward-Looking Statements

This earnings release contains statements about the Company's business prospects and estimates of the Company's financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are included above under "Livestock, Poultry and Dairy ("LPD")", "2022 Growth and Financial Performance Outlook", and elsewhere and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to our expectations regarding LPD financial performance; revenue growth and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates and interest rates; projected operating margins and expenses and capital expenditures; projected tax, tax rate and EPS benefits from share-based compensation arrangements; and projected effective tax rates, reduction of average shares outstanding and net interest expense. These statements are intended to provide management's expectation of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and in the corresponding sections of the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, as well as those described from time to time in the Company's other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company's consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors' evaluation of the Company's business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company's business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company's business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted second quarter 2022 results as follows: decreased gross profit growth by 2%, increased gross margin growth by 50 basis points, decreased operating expense growth by 2%, decreased operating profit growth by 2%, decreased operating profit margin growth by 10 basis points, and decreased EPS growth by 2%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three months and six months ended June 30, 2022 and refer to the 2022 Growth and Financial Performance Outlook section of this earnings release for estimated foreign currency exchange rate impacts on 2022 projections and estimates.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that excludes the impact of changes in foreign currency exchange rates, certain business acquisitions, and divestitures. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Organic revenue growth should be considered in addition to, and not as a replacement of or a superior measure to, revenue growth reported in accordance with GAAP. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three months and six months ended June 30, 2022. Please refer to the 2022 Growth and Financial Performance Outlook section of this earnings release for estimated full year 2022 organic revenue growth for the Company and CAG Diagnostics recurring revenue. The percentage change in revenue resulting from acquisitions represents revenues during the current year period, limited to the initial 12 months from the date of the acquisition, that are directly attributable to business acquisitions. Revenue from acquisitions is expected to increase projected full year 2022 revenue growth by 50 basis points and to have no impact to projected full year 2022 CAG Diagnostics recurring revenue growth.

Comparable growth metrics - Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Management believes that reporting comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) provides useful information to investors because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding key metrics used by management. Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) should be considered in addition to, and not as replacements of or superior measures to, gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain reported in accordance with GAAP.

The reconciliation of these non-GAAP financial measures is as follows:

	Three Months Ended		Year-over-Year	Six Months Ended		Year-over-Year
	June 30	June 30	Change	June 30	June 30	Change
Dollar amounts in thousands	2022	2021		2022	2021
Gross Profit (as reported)	$ 514,032	$ 489,308	5%	$ 1,012,785	$ 960,090	5%
Gross margin	59.7%	59.2%	50 bps	59.7%	59.9%	(20) bps
Less: comparability adjustments
Change from currency	(11,768)	—		(18,615)	—
Comparable gross profit growth	$ 525,800	$ 489,308	7%	$ 1,031,400	$ 960,090	7%
Comparable gross margin and gross margin gain (or growth)	59.2%	59.2%	0 bps	59.3%	59.9%	(60) bps

Operating expenses (as reported)	$ 334,966	$ 230,055	46%	$ 585,375	$ 453,215	29%
Less: comparability adjustments
Change from currency	$ 5,517	—		$ 8,386	—
Comparable operating expense growth	$ 340,483	$ 230,055	48%	$ 593,761	$ 453,215	31%

Income from operations (as reported)	$ 179,066	$ 259,253	(31) %	$ 427,410	$ 506,875	(16) %
Operating margin	20.8%	31.4%	(1,060) bps	25.2%	31.6%	(640) bps
Less: comparability adjustments
Change from currency	(6,251)	—		(10,229)	—
Comparable operating profit growth	$ 185,317	$ 259,253	(29) %	$ 437,639	$ 506,875	(14) %
Comparable operating margin and operating margin gain (or growth)	20.9%	31.4%	(1,050) bps	25.2%	31.6%	(640) bps
Amounts presented may not recalculate due to rounding.

Projected 2022 comparable operating margin expansion outlined in the 2022 Growth and Financial Performance Outlook section of this earnings release reflects projected full year 2022 reported operating margin adjusted for estimated positive year-over-year foreign currency exchange rate change impact of approximately 20 basis points.

This impact and those described in the constant currency note above reconcile reported gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain (including projected 2022 operating margin expansion) to comparable gross profit growth, comparable gross margin gain, comparable operating expense growth, comparable operating profit growth and comparable operating margin gain for the Company.

Comparable EPS growth - Comparable EPS growth is a non-GAAP financial measure that represents the percentage change in earnings per share (diluted) ("EPS") for a measurement period, as compared to the prior base period, net of the impact of changes in foreign currency exchange rates from the prior base period and excluding the tax benefits of share-based compensation activity under ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, and non-recurring or unusual items (if any). Management believes comparable EPS growth is a more useful way to measure the Company's business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Comparable EPS growth should be considered in addition to, and not as a replacement of or a superior measure to, EPS growth reported in accordance with GAAP. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts.

The reconciliation of this non-GAAP financial measure is as follows:

	Three Months Ended		Year-over-Year	Six Months Ended		Year-over-Year
	June 30	June 30	Growth	June 30	June 30	Growth
	2022	2021		2022	2021
Earnings per share (diluted)	$ 1.56	$ 2.34	(33) %	$ 3.82	$ 4.69	(19) %
Less: comparability adjustments
Share-based compensation activity	0.03	0.07		0.09	0.24
Change from currency	(0.06)	—		(0.09)	—
Comparable EPS growth	1.58	2.27	(30) %	3.83	4.45	(14) %
Amounts presented may not recalculate due to rounding.

Projected 2022 comparable EPS growth outlined in the 2022 Growth and Financial Performance Outlook section of this earnings release reflects adjustments including estimated positive share-based compensation activity of $0.12 and estimated negative year-over-year foreign currency exchange rate change impact of $0.21.

These impacts and those described in the constant currency note above reconcile reported EPS growth (including projected 2022 reported EPS growth) to comparable EPS growth for the Company.

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company's investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. Free cash flow should be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities. See the supplementary analysis of results below for our calculation of free cash flow for the six months ended June 30, 2022 and 2021. To estimate projected 2022 free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of approximately $180 million. To calculate trailing twelve-month net income to free cash flow ratio for the twelve months ended June 30, 2022, we have deducted purchases of property and equipment of approximately $139 million from net cash provided from operating activities of approximately $578 million, divided by net income of approximately $664 million.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. Adjusted EBITDA, gross debt, and net debt should be considered in addition to, and not as replacements of or superior measures to, net income or total debt reported in accordance with GAAP. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA Ratios are calculated, see the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)
		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2022	2021	2022	2021
Revenue:	Revenue	$860,546	$826,142	$1,697,095	$1,603,849
Expenses and Income:	Cost of revenue	346,514	336,834	684,310	643,759
	Gross profit	514,032	489,308	1,012,785	960,090
	Sales and marketing	130,257	119,032	262,549	233,843
	General and administrative	81,488	73,326	159,437	144,096
	Research and development	123,221	37,697	163,389	75,276
	Income from operations	179,066	259,253	427,410	506,875
	Interest expense, net	(7,983)	(7,522)	(14,836)	(15,054)
	Income before provision for income taxes	171,083	251,731	412,574	491,821
	Provision for income taxes	39,104	49,125	86,630	84,926
Net Income:	Net income	131,979	202,606	325,944	406,895
	Less: Noncontrolling interest in subsidiary's earnings	—	24	—	56
	Net income attributable to stockholders	$131,979	$202,582	$325,944	$406,839
	Earnings per share: Basic	$1.57	$2.37	$3.87	$4.76
	Earnings per share: Diluted	$1.56	$2.34	$3.82	$4.69
	Shares outstanding: Basic	83,922	85,325	84,164	85,427
	Shares outstanding: Diluted	84,858	86,654	85,222	86,794

IDEXX Laboratories, Inc. and Subsidiaries
Selected Operating Information (Unaudited)
		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2022	2021	2022	2021
Operating Ratios	Gross profit	59.7%	59.2%	59.7%	59.9%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	24.6%	23.3%	24.9%	23.6%
	Research and development expense	14.3%	4.6%	9.6%	4.7%
	Income from operations[1]	20.8%	31.4%	25.2%	31.6%

[1]Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended
		June 30, 2022	Percent of Revenue	June 30, 2021	Percent of Revenue

Revenue:	CAG	$784,087		$745,595
	Water	39,195		37,191
	LPD	29,889		33,524
	Other	7,375		9,832
	Total	$860,546		$826,142

Gross Profit:	CAG	$466,254	59.5%	$440,786	59.1%
	Water	27,359	69.8%	25,747	69.2%
	LPD	16,996	56.9%	19,526	58.2%
	Other	3,423	46.4%	3,249	33.0%
	Total	$514,032	59.7%	$489,308	59.2%

Income from Operations:	CAG	$156,526	20.0%	$234,735	31.5%
	Water	17,920	45.7%	17,228	46.3%
	LPD	3,230	10.8%	6,868	20.5%
	Other	1,390	18.8%	422	4.3%
	Total	$179,066	20.8%	$259,253	31.4%

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Six Months Ended
		June 30, 2022	Percent of Revenue	June 30, 2021	Percent of Revenue

Revenue:	CAG	$1,545,271		$1,438,362
	Water	75,566		71,231
	LPD	60,759		72,794
	Other	15,499		21,462
	Total	$1,697,095		$1,603,849

Gross Profit:	CAG	$915,353	59.2%	$853,660	59.3%
	Water	53,096	70.3%	49,212	69.1%
	LPD	36,543	60.1%	46,407	63.8%
	Other	7,793	50.3%	10,811	50.4%
	Total	$1,012,785	59.7%	$960,090	59.9%

Income from Operations:	CAG	$379,651	24.6%	$447,945	31.1%
	Water	34,574	45.8%	32,000	44.9%
	LPD	9,967	16.4%	20,676	28.4%
	Other	3,218	20.8%	6,254	29.1%
	Total	$427,410	25.2%	$506,875	31.6%

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Three Months Ended

	June 30, 2022	June 30, 2021	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net Revenue
CAG	$784,087	$745,595	$38,492	5.2%	(3.3%)	1.1%	7.3%
United States	532,626	486,252	46,374	9.5%	—	1.5%	8.1%
International	251,461	259,343	(7,882)	(3.0%)	(9.2%)	0.4%	5.7%
Water	39,195	37,191	2,004	5.4%	(3.5%)	—	8.9%
United States	19,533	17,747	1,786	10.1%	—	—	10.1%
International	19,662	19,444	218	1.1%	(6.7%)	—	7.8%
LPD	29,889	33,524	(3,635)	(10.8%)	(5.8%)	—	(5.0%)
United States	3,742	3,516	226	6.5%	—	—	6.5%
International	26,147	30,008	(3,861)	(12.9%)	(6.4%)	—	(6.4%)
Other	7,375	9,832	(2,457)	(25.0%)	1.9%	—	(26.9%)
Total Company	$860,546	$826,142	$34,404	4.2%	(3.3%)	1.0%	6.5%
United States	559,825	515,238	44,587	8.7%	—	1.4%	7.3%
International	300,721	310,904	(10,183)	(3.3%)	(8.6%)	0.3%	5.0%

	Three Months Ended

	June 30, 2022	June 30, 2021	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net CAG Revenue
CAG Diagnostics recurring revenue:	$685,413	$661,300	$24,113	3.6%	(3.3%)	0.2%	6.8%
IDEXX VetLab consumables	266,079	256,352	9,727	3.8%	(4.1%)	—	7.9%
Rapid assay products	87,481	83,887	3,594	4.3%	(1.6%)	—	5.8%
Reference laboratory diagnostic and consulting services	304,130	293,675	10,455	3.6%	(3.0%)	0.4%	6.1%
CAG Diagnostics services and accessories	27,723	27,386	337	1.2%	(4.4%)	—	5.7%
CAG Diagnostics capital – instruments	36,227	35,054	1,173	3.3%	(4.9%)	—	8.3%
Veterinary software, services and diagnostic imaging systems	62,447	49,241	13,206	26.8%	(1.1%)	13.8%	14.0%
Net CAG revenue	$784,087	$745,595	$38,492	5.2%	(3.3%)	1.1%	7.3%

	Three Months Ended

	June 30, 2022	June 30, 2021	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]

CAG Diagnostics recurring revenue:	$685,413	$661,300	$24,113	3.6%	(3.3%)	0.2%	6.8%
United States	$460,357	$427,583	$32,774	7.7%	—	0.1%	7.6%
International	$225,056	$233,717	($8,661)	(3.7%)	(9.2%)	0.4%	5.1%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Six Months Ended

	June 30, 2022	June 30, 2021	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net Revenue
CAG	$1,545,271	$1,438,362	$106,909	7.4%	(2.6%)	1.3%	8.7%
United States	1,032,392	930,662	101,730	10.9%	—	1.8%	9.1%
International	512,879	507,700	5,179	1.0%	(7.3%)	0.4%	7.9%
Water	75,566	71,231	4,335	6.1%	(2.6%)	—	8.7%
United States	37,364	34,315	3,049	8.9%	—	—	8.9%
International	38,202	36,916	1,286	3.5%	(5.0%)	—	8.5%
LPD	60,759	72,794	(12,035)	(16.5%)	(3.8%)	—	(12.7%)
United States	7,602	7,264	338	4.7%	—	—	4.7%
International	53,157	65,530	(12,373)	(18.9%)	(4.1%)	—	(14.8%)
Other	15,499	21,462	(5,963)	(27.8%)	0.7%	—	(28.5%)
Total Company	$1,697,095	$1,603,849	$93,246	5.8%	(2.6%)	1.2%	7.2%
United States	1,085,731	987,876	97,855	9.9%	—	1.7%	8.2%
International	611,364	615,973	(4,609)	(0.7%)	(6.7%)	0.3%	5.6%

	Six Months Ended

	June 30, 2022	June 30, 2021	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net CAG Revenue
CAG Diagnostics recurring revenue:	$1,350,223	$1,278,580	$71,643	5.6%	(2.6%)	0.2%	8.0%
IDEXX VetLab consumables	533,252	502,444	30,808	6.1%	(3.3%)	—	9.5%
Rapid assay products	162,000	153,498	8,502	5.5%	(1.3%)	—	6.9%
Reference laboratory diagnostic and consulting services	599,205	569,456	29,749	5.2%	(2.3%)	0.5%	7.0%
CAG Diagnostics services and accessories	55,766	53,182	2,584	4.9%	(3.6%)	—	8.4%
CAG Diagnostics capital – instruments	73,224	66,244	6,980	10.5%	(4.3%)	—	14.8%
Veterinary software, services and diagnostic imaging systems	121,824	93,538	28,286	30.2%	(0.8%)	17.3%	13.7%
Net CAG revenue	$1,545,271	$1,438,362	$106,909	7.4%	(2.6%)	1.3%	8.7%

	Six Months Ended

	June 30, 2022	June 30, 2021	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]

CAG Diagnostics recurring revenue:	$1,350,223	$1,278,580	$71,643	5.6%	(2.6%)	0.2%	8.0%
United States	$892,859	$820,485	$72,374	8.8%	—	0.1%	8.7%
International	$457,364	$458,095	($731)	(0.2%)	(7.3%)	0.5%	6.6%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
Amounts in thousands (Unaudited)
		June 30, 2022	December 31, 2021

Assets:	Current Assets:
	Cash and cash equivalents	$114,362	$144,454
	Accounts receivable, net	412,898	368,348
	Inventories	332,565	269,030
	Other current assets	183,000	173,823
	Total current assets	1,042,825	955,655
	Property and equipment, net	594,224	587,667
	Other long-term assets, net	970,136	893,881
	Total assets	$2,607,185	$2,437,203
Liabilities and Stockholders'
Equity:	Current Liabilities:
	Accounts payable	$127,262	$116,140
	Accrued liabilities	387,510	458,909
	Line of credit	611,000	73,500
	Current portion of long-term debt	—	74,996
	Deferred revenue	40,775	40,034
	Total current liabilities	1,166,547	763,579
	Long-term debt, net of current portion	767,995	775,205
	Other long-term liabilities, net	215,635	208,427
	Total long-term liabilities	983,630	983,632
	Total stockholders' equity	457,008	689,992
	Total liabilities and stockholders' equity	$2,607,185	$2,437,203

IDEXX Laboratories, Inc. and Subsidiaries
Select Balance Sheet Information (Unaudited)
		June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Selected Balance Sheet Information:	Days sales outstanding[1]	43.2	42.0	42.4	42.7	42.2
	Inventory turns[2]	1.5	1.6	2.0	1.9	2.1

[1]Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

[2]Inventory turns represent inventory-related cost of product revenue for the twelve months preceding each quarter-end divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)
		Six Months Ended
		June 30, 2022	June 30, 2021

Operating:	Cash Flows from Operating Activities:
	Net income	$325,944	$406,895
	Non-cash adjustments to net income	61,563	79,002
	Changes in assets and liabilities	(206,951)	(127,520)
	Net cash provided by operating activities	180,556	358,377
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(61,924)	(42,744)
	Acquisition of intangible assets, businesses and equity investment	(35,000)	(156,506)
	Net cash used by investing activities	(96,924)	(199,250)
Financing:	Cash Flows from Financing Activities:
	Borrowings under revolving credit facilities, net	537,500	—
	Payment of senior debt	(75,000)	—
	Payments for the acquisition-related contingent consideration and holdbacks	(2,816)	(1,500)
	Repurchases of common stock	(573,060)	(320,787)
	Proceeds from exercises of stock options and employee stock purchase plans	18,379	27,371
	Shares withheld for statutory tax withholding payments on restricted stock	(10,390)	(14,952)
	Net cash used by financing activities	(105,387)	(309,868)
	Net effect of changes in exchange rates on cash	(8,337)	(1,053)
	Net decrease in cash and cash equivalents	(30,092)	(151,794)
	Cash and cash equivalents, beginning of period	144,454	383,928
	Cash and cash equivalents, end of period	$114,362	$232,134

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands except per share data (Unaudited)
Six Months Ended
		June 30, 2022	June 30, 2021

Free Cash Flow:	Net cash provided by operating activities	$ 180,556	$ 358,377
	Investing cash flows attributable to purchases of property and equipment	(61,924)	(42,744)
	Free cash flow[1]	$ 118,632	$ 315,633

[1]See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Shares repurchased in the open market	809	341	1,311	618
Shares acquired through employee surrender for statutory tax withholding	—	—	21	28
Total shares repurchased	809	341	1,332	646

Cost of shares repurchased in the open market	$ 313,455	$ 188,409	$ 576,238	$ 327,622
Cost of shares for employee surrenders	52	3	10,390	14,986
Total cost of shares	$ 313,507	$ 188,412	$ 586,628	$ 342,608

Average cost per share – open market repurchases	$ 387.78	$ 552.08	$ 439.63	$ 529.45
Average cost per share – employee surrenders	$ 369.63	$ 550.59	$ 504.60	$ 544.08
Average cost per share – total	$ 387.78	$ 552.08	$ 440.63	$ 530.07

Contact: John Ravis, Investor Relations, 1-207-556-8155